GREAT HALL INVESTMENT FUNDS, INC.

                     Post-Effective Amendment No. 13 to the
                      Registration Statement on Form N-1A

                                  EXHIBIT 11

                       CONSENT OF KPMG PEAT MARWICK LLP
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KPMG Peat Marwick LLP
          4200 Norwest Center
          90 South Seventh Street
          Minneapolis, MN 55402

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
Great Hall Investment Funds, Inc.

We consent to the use of our reports included herein and the reference to our Firm under the heading "FINANCIAL HIGHLIGHTS" in Part A and "COUNSEL AND AUDITORS" in Part B of the Registration Statement on Form N-1A.

                                            /s/  KPMG Peat Marwick LLP
                                            --------------------------
                                            KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 19, 1998